Exhibit 21

Entity Name	Domestic Jurisdiction
Acumen Re Management Corporation	DE
Adeo Solutions, LLC	MA
Advocate Insurance Services Corp.	DE
Advocator Group Holding Company, Inc.	FL
Aevo Insurance Services, LLC	FL
AFC Insurance, Inc.	PA
AGIA Premium Finance Company, Inc.	CA
Agis Network Insurance Services Corp	FL
Allocation Services, Inc.	FL
American Claims Management - Atlantic Region, LLC	GA
American Claims Management, Inc.	CA
American Specialty Insurance & Risk Services, Inc.	IN
Apex Insurance Agency, LLC	VA
Argus Reinsurance, Ltd	Saint Kitts and Nevis
Arrowhead General Insurance Agency Holding Corp.	DE
Arrowhead General Insurance Agency Superholding Corp.	DE
Arrowhead General Insurance Agency, Inc.	MN
Arrowhead Insurance Risk Managers, LLC	GA
Arrowhead Online Insurance Services, LLC	CA
Arrowhead Online Insurance Services, LLC	TN
Artimis Reinsurance Limited	Saint Kitts and Nevis
Augustus Reinsurance, Limited	Turks and Caicos Islands
Avirs Acquisition, LLC	PA
Axiom RE, LP	FL
Azure International Holding Co.	DE
B&B Canada Holdco, Inc.	DE
B&B Facility Holdco, Inc.	FL
B&B Fitness PG, Inc.	CO
B&B Metro Holding, Inc.	NJ
B&B PF, LLC	PA
B&B Protector Plans, Inc.	FL
B&B Tn Holding Company, Inc.	DE
Bb Fl Holding 2, LLC	FL
BB FL Holding, LLC	FL
BBVAS, LLC	FL
Beecher Carlson Bermuda, Ltd.	Bermuda
Beecher Carlson Brokerage, Ltd.	Bermuda
Beecher Carlson Cayman, Ltd.	Cayman Islands
Beecher Carlson Holdings, Inc.	DE
Beecher Carlson Insurance Services Of Colorado, LLC	CO
Beecher Carlson Insurance Services, LLC	CA
Beecher Carlson Of Florida, Inc.	FL
Benefit Integration Management Services, LLC	DE
Bridge Specialty Group, LLC	FL
Bridge Specialty Wholesale, Inc.	FL
Brosnan Boylan Golden Limited	Ireland
Brown & Brown Absence Services Group, LLC	FL
Brown & Brown Benefit Advisors, Inc.	NJ
Brown & Brown Disaster Relief Foundation, Inc.	FL
Brown & Brown Insurance Agency Of Virginia, Inc.	VA

Brown & Brown Insurance Brokers Of Sacramento, Inc.	CA
Brown & Brown Insurance Of Arizona, Inc.	AZ
Brown & Brown Insurance Of Georgia, Inc.	GA
Brown & Brown Insurance Of Nevada, Inc.	NV
Brown & Brown Insurance Services Of California, Inc.	CA
Brown & Brown Insurance Service Of The Bay Area, Inc	CA
Brown & Brown Lone Star Insurance Services, Inc.	TX
Brown & Brown Metro, LLC	NJ
Brown & Brown Nj Holding Co., Inc.	FL
Brown & Brown Of Arkansas, Inc.	AR
Brown & Brown of Canada, Inc.	Canada
Brown & Brown Of Central Carolina, LLC	NC
Brown & Brown Of Central Michigan, Inc.	MI
Brown & Brown Of Colorado, Inc.	CO
Brown & Brown Of Connecticut, Inc.	CT
Brown & Brown Of Delaware, Inc.	DE
Brown & Brown Of Detroit, Inc.	MI
Brown & Brown Of Florida, Inc.	FL
Brown & Brown Of Garden City, Inc.	FL
Brown & Brown Of Illinois, Inc.	IL
Brown & Brown of Indiana, LLC	IN
Brown & Brown Of Iowa, Inc.	IA
Brown & Brown Of Kentucky, Inc.	KY
Brown & Brown Of Lehigh Valley, LP	PA
Brown & Brown Of Louisiana, LLC	LA
Brown & Brown Of Massachusetts, LLC	MA
Brown & Brown Of Michigan, Inc.	MI
Brown & Brown Of Minnesota, Inc.	MN
Brown & Brown Of Mississippi, LLC	DE
Brown & Brown Of Missouri, Inc.	MO
Brown & Brown Of Nashville, Inc.	TN
Brown & Brown Of New Hampshire, Inc.	NH
Brown & Brown of New Jersey, LLC	NJ
Brown & Brown Of New Mexico, Inc.	NM
Brown & Brown Of New York, Inc.	NY
Brown & Brown Of North Dakota, Inc.	ND
Brown & Brown Of Ohio, LLC	OH
Brown & Brown Of Oklahoma, Inc.	OK
Brown & Brown of Oregon, LLC	OR
Brown & Brown Of Pennsylvania, LP	PA
Brown & Brown Of South Carolina, Inc.	SC
Brown & Brown Of Tennessee, Inc.	TN
Brown & Brown Of Washington, Inc.	WA
Brown & Brown Of West Virginia, Inc.	WV
Brown & Brown Of Wisconsin, Inc.	WI
Brown & Brown PA Holding Co. 2, LLC	FL
Brown & Brown PA Holding Co., LLC	FL
Brown & Brown Pacific Insurance Services, Inc.	HI
Brown & Brown Program Insurance Services, Inc.	CA
Brown & Brown Realty Co.	DE
Brown & Brown, Inc.	FL
Brown Holding, Inc.	IL
Brown Riverfront Esplanade Foundation, Inc.	FL

Colonial Premium Finance Company	NC
Coverhound, LLC	FL
Crossover Insurance Services, LLC	DE
Decus Holdings (UK) Limited	United Kingdom
Decus Insurance Brokers Limited	United Kingdom
DTBB, LLC	FL
ECC Insurance Brokers, LLC	IL
Fitness Underwriters RPG, Inc.	VA
Florida Intracoastal Underwriters, Limited Company	FL
Hays Companies, Inc.	FL
Health Special Risk, Inc.	MN
Healthcare Insurance Professionals, Inc.	TX
Hull & Company Of New York, Inc.	NY
Hull & Company, LLC	FL
ICA, LP	NC
Independent Consulting & Risk Management Services, Inc.	CA
International E & S Insurance Brokers, Inc.	CA
Irving Weber Associates, Inc.	NY
Macduff Underwriters, LLC	FL
Madoline Corporation	FL
Marquee Managed Care Solutions, Inc.	CA
Medval, LLC	MO
Monarch Management Corporation	KS
New Ssad Holding, LLC	DE
O'Leary Dublin Limited	Ireland
O'Leary Insurances Galway Limited	Ireland
O'Leary Insurances Waterford Limited	Ireland
O'Leary Limited	Ireland
O'Mahony Golden (Muster) Limited	Ireland
Onpoint Insurance Services, LLC	DE
Onpoint Underwriting, Inc.	DE
Orchid Underwriters Agency, LLC	FL
Pacific Resources Benefits Advisors, LLC	IL
Peachtree Special Risk Brokers Of New York, LLC	NY
Peachtree Special Risk Brokers, LLC	GA
Pillarrx Consulting, LLC	FL
Preferred Governmental Claim Solutions, Inc.	FL
Proctor Financial, Inc.	MI
Professional Disability Associates, LLC	ME
Program Management Services, Inc.	FL
Public Risk Underwriters Insurance Services Of Texas, LLC	TX
Public Risk Underwriters Of Florida, Inc.	FL
Public Risk Underwriters Of New Jersey, Inc.	NJ
Public Risk Underwriters Of The Midwest, LLC	IN
Public Risk Underwriters Of The Northwest, Inc.	WA
Public Risk Underwriters, LLC	FL
Remedy Analytics, Inc.	DE
Risk Management Associates, Inc.	FL
S & W Premium Finance Company, Inc.	TX
Safride Motor Club of Canada, ULC	BC, Canada
Saferide Motor Club, Inc.	CA
Saferide Motor Club, Inc.	TX
Servco Insurance Services Washington LLC	DE

Social Security Advocates For The Disabled, LLC	DE
Special Risk Insurance Managers Ltd.	Canada
Spectrum Wholesale Insurance Services, LLC	DE
Superior Recovery Services, Inc.	CA
Texas Security General Insurance Agency, LLC	TX
The Wave Insurance Corporation	HI
The Wright Insurance Group, LLC	DE
Title Pac, Inc.	OK
Tricoast Insurance Services, LLC	GA
Tryflood, LLC	FL
Tsg Premium Finance, LLC	LA
TSG Premium Finance, LLC	TX
Usis, Inc.	FL
Valiant Insurance Services, LLC	UT
Vehicle Administrative Services, Ltd, A Limited Partnership	MT
Vehicle Administrative Services, Ltd.	TX
Vehicle Administrative Services, Ltd. LP	DE
Winston Financial Services, Inc.	NJ
Wright Managed Care, LLC	NY
Wright National Flood Insurance Company	TX
Wright National Flood Insurance Services Of New York LLC	NY
Wright National Flood Insurance Services, LLC	DE
Wright Program Management, LLC	DE
Wright Risk Consulting, LLC	DE
Wright Risk Management Company, LLC	DE
Wright RPG, LLC	DE
Wright Specialty Insurance Agency, LLC	DE
Wrm America Intermediate Holding Company, Inc.	DE
Youzoom Insurance Services, Inc.	CA